EXHIBIT 99.1

Amended and Restated Limited Guaranty

This Amended and Restated Limited Guaranty, dated as of July 1, 2007 (this “Amended Limited Guaranty”), by Madison Dearborn Capital Partners V-A, L.P., a Delaware limited partnership, Madison Dearborn Capital Partners V-C, L.P., a Delaware limited partnership, and Madison Dearborn Capital Partners V Executive A, L.P., a Delaware limited partnership (collectively, the “Guarantors”) in favor of CDW Corporation, an Illinois corporation (the “Company”). Reference is hereby made to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of May 29, 2007, among the Company, VH Holdings, Inc., a Delaware corporation (“Parent”), and VH MergerSub, Inc., an Illinois corporation and a wholly-owned subsidiary of Parent (“Sub”). Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Merger Agreement.

WHEREAS, in connection with the execution of the Merger Agreement, the Guarantors have previously provided that certain limited guaranty in favor of the Company, dated as of May 29, 2007 (the “Original Limited Guaranty”);

WHEREAS, Providence Equity Partners VI L.P. and Providence Equity Partners VI-A L.P. (together, the “Providence Investors”) have agreed to make an investment in Parent alongside the Guarantors in connection with the acquisition of the Company pursuant to the Merger Agreement

WHEREAS, simultaneously herewith, the Providence Investors are delivering an equity funding letter to Parent and a limited guaranty in favor of the Company; and

WHEREAS, as a result of the delivery of the limited guaranty in favor of the Company by the Providence Investors, the Company and the Guarantors have agreed to amend and restate the Original Limited Guaranty to, among other things, reduce the Maximum Amount (as defined in the Original Limited Guaranty) and to limit the Guarantors obligations under this Amended Limited Guaranty to 53.02 % of the Guaranteed Obligations.

NOW, THEREFORE, the Company and the Guarantors agree that the Original Limited Guaranty is amended and restated in its entirety as follows.

1.    Limited Guaranty. The Guarantors hereby irrevocably and unconditionally guarantee to the Company, the payment, if and when due, of 53.02% (the “Guaranteed Percentage”) of the payment obligations of Parent with respect to (i) the Parent Termination Fee pursuant to Section 7.5(c) of the Merger Agreement and (ii) any damages payable by Parent and Sub pursuant to Section 9.2 of the Merger Agreement, in each case subject to the terms and limitations of Section 9.2 of the Merger Agreement (collectively, the “Guaranteed Obligations”); provided that in no event shall Guarantors’ liability under this Limited Guaranty exceed $154,818,400 in the aggregate (the “Maximum Amount”), and provided, further, that this Guaranty will expire and will have no further force or effect, and the Company and its Affiliates will have no rights hereunder, in the event that the Closing occurs. The Company hereby agrees that the Guarantors shall in no event be required to pay more than the Maximum Amount under or in respect of this Limited Guaranty and that no Guarantor or Guarantor’s Affiliate (as hereinafter defined) shall have any obligation or liability to any Person relating to, arising out of or in connection with, this Limited Guaranty, other than as expressly set forth herein. The

Company further acknowledges that in the event that Parent or Sub has any unsatisfied Guaranteed Obligations, payment of the Guaranteed Percentage of such unsatisfied Guaranteed Obligations by Guarantor (or by any other Person, including Parent or Sub, on behalf of Guarantor) shall constitute satisfaction in full of Guarantor’s obligation with respect thereto.

2.    Terms of Limited Guaranty.

(a)    This Limited Guaranty is one of payment, not collection, and a separate action or actions may be brought and prosecuted against the Guarantors to enforce this Limited Guaranty, irrespective of whether any action is brought against Parent or Sub or any other Person or whether Parent or Sub or any other Person are joined in any such action or actions.

(b)    Except as otherwise provided herein, the liability of the Guarantors under this Limited Guaranty shall, to the fullest extent permitted under applicable law, be absolute and unconditional irrespective of:

(i) any release or discharge of any obligation of Parent or Sub contained in the Merger Agreement exclusively resulting from any change in the corporate existence, structure or ownership of Parent or Sub, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Parent or Sub or any of their assets;

(ii) any amendment or modification of the Merger Agreement in accordance with its terms, or change in the manner, place or terms of payment or performance, or any change or extension of the time of payment or performance of, renewal or alteration of, any Guaranteed Obligation, any escrow arrangement or other security therefor, any liability incurred directly or indirectly in respect thereof, or any agreement entered into by the Company, on the one hand, and Parent and/or Sub, on the other hand, in connection therewith;

(iii) the existence of any claim, set-off or other right that the Guarantors may have at any time against Parent or Sub or the Company, whether in connection with any Guaranteed Obligation or otherwise; or

(iv) any other act or omission that may or might in any manner or to any extent vary the risk of the Guarantors or otherwise operates as a discharge of the Guarantors as a matter of law or equity (other than payment by the Guarantors or on their behalf of the Guaranteed Percentage of the Guaranteed Obligations or as permitted by Section 2(e)).

(c)    The Guarantors hereby waive any and all notice of the creation, renewal, extension or accrual of any of the Guaranteed Obligations and notice of or proof of reliance by the Company upon this Limited Guaranty or acceptance of this Limited Guaranty. The Guaranteed Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred in reliance upon this Limited Guaranty, and all dealings between Parent, Sub or the Guarantors, on the one hand, and the Company, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Limited Guaranty. When pursuing its rights and remedies hereunder against any Guarantor, the Company shall be under no obligation to pursue such rights and remedies it may have against Parent or Sub or any other Person for the Guaranteed Percentage of the Guaranteed Obligations or any right of offset with respect thereto, and any failure by the Company to pursue such other rights or remedies or to collect any payments from Parent or Sub or any such other Person or to realize upon or to exercise any such right of offset shall not relieve any Guarantor of any liability hereunder.

(d)    The Company shall not be obligated to file any claim relating to any Guaranteed Obligation in the event that Parent or Sub becomes subject to a bankruptcy, reorganization or similar proceeding, and the failure of the Company to so file shall not affect the Guarantors’ obligations hereunder. In the event that any payment to the Company in respect of any Guaranteed Obligation is rescinded or must otherwise be returned for any reason whatsoever, the Guarantors shall remain liable hereunder with respect to the Guaranteed Percentage of the Guaranteed Obligation as if such payment had not been made.

(e)    Notwithstanding any other provision of this Limited Guaranty, the Company hereby agrees that (i) each of the Guarantors may assert, as a defense to, or release or discharge of, any payment or performance by such Guarantor under this Limited Guaranty, any claim, set-off, deduction, defense or release that Parent or Sub could assert against the Company under the terms of the Merger Agreement or that could otherwise be asserted by Parent or Sub against the Company in any action by the Company against Parent or Sub and (ii) any failure by the Company to comply with the terms of the Merger Agreement, including, without limitation, any breach by the Company of the representations and warranties contained therein or in any of the agreements, certificates and other documents required to be delivered by the Company pursuant to the terms of the Merger Agreement (whether such breach results from fraud, intentional misrepresentation or otherwise), that would relieve each of Parent and Sub of its obligations under the Merger Agreement shall likewise automatically and without any further action on the part of any Person relieve the Guarantors of their obligations under this Limited Guaranty.

3.    Waiver of Acceptance, Presentment; Etc. The Guarantors irrevocably waive acceptance hereof, presentment, demand, protest and any notice not provided for herein or not required to be provided to Parent or Sub under or in connection with the Merger Agreement, other than defenses that are available to Parent or Sub (i) under the Merger Agreement, (ii) in respect of a breach by the Company of this Limited Guaranty and (iii) in respect of fraud or willful misconduct of the Company or any of its Affiliates in connection with the Merger Agreement or the transactions contemplated thereby.

4.    Sole Remedy. The Company acknowledges and agrees that the sole cash asset of each of Parent and Sub is cash in a de minimis amount and that no additional funds are expected to be contributed to Parent or Sub unless the Closing occurs, and that the Company shall not have any right to cause any monies to be contributed to Parent or Sub by any current, former or prospective equity holder, officer, member, manager, director, agent, employee, Affiliate or assignee of any of the Guarantors. The Company further agrees that it has no remedy, recourse or right of recovery against, or contribution from, any Guarantor or any of the Guarantors’ former, current or future stockholders, holders of any equity, partnership or limited liability company interest, officer, member, manager, director, employees, agents or Affiliates, or any

Affiliate or assignee of any of the foregoing, (other than any Affiliate that has executed a limited guaranty in favor of the Company, to the extent of such Affiliate’s obligations under such guaranty) (collectively, “Guarantor Affiliates”), through Parent or Sub or otherwise, whether by or through attempted piercing of the corporate veil or similar action, by or through a claim by or on behalf of Parent or Sub against any Guarantor or any Guarantor Affiliate, or otherwise, except for its rights under this Limited Guaranty provided, however, that in the event any Guarantor (i) consolidates with or merges with any other Person and is not the continuing or surviving entity of such consolidation or merger or (ii) transfers or conveys all or a substantial portion of its properties and other assets to any Person such that the sum of all the Guarantors’ remaining net assets plus uncalled capital is less than the Maximum Amount, then, and in each such case, the Company may seek recourse, whether by the enforcement of any judgment or assessment or by any legal or equitable proceeding or by virtue of any statue, regulation or other applicable law, against such continuing or surviving entity or such Person (in either case, a “Successor Entity”), as the case may be, but only to the extent of the unpaid liability of the Guarantors hereunder up to the Maximum Amount. Recourse against the Guarantors under this Limited Guaranty shall be the sole and exclusive remedy of the Company and all of its Affiliates against any Guarantor or any Guarantor Affiliate (other than against Parent or Sub for non-monetary damages) in respect of any liabilities or obligations arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby. The Company hereby covenants and agrees that it shall not institute, and shall cause its respective Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby, against any Guarantor or any Guarantor Affiliate (other than against Parent or Sub for non-monetary damages) except for claims against any Guarantor under this Limited Guaranty. Nothing set forth in this Limited Guaranty shall affect or be construed to affect any liability of Parent or Sub to the Company or shall confer or give or shall be construed to confer or give to any Person other than the Company (including any Person acting in a representative capacity) any rights or remedies against any Person other than the Guarantors as expressly set forth herein.

5.    Subrogation. The Guarantors will not exercise any rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under bankruptcy or insolvency laws) or otherwise, by reason of any payment by any of them pursuant to the provisions of Section 1 hereof unless and until the Guaranteed Percentage of the Guaranteed Obligations have been paid by the Guarantors or on their behalf in full.

6.    Termination. This Limited Guaranty shall terminate upon the earlier of (A) the Closing and (B) the first anniversary of any termination of the Merger Agreement in accordance with its terms if the Company has not presented a claim for payment of any obligation of any Guarantor hereunder to the Guarantors by such first anniversary, unless there is at such time litigation pending in respect of this Limited Guaranty, in which case this Limited Guaranty shall terminate promptly following the termination of any such litigation. In the event that the Company or any of its Affiliates asserts in any litigation or other proceeding (i) relating to this Limited Guaranty, (ii) relating to any Limited Guaranty of any other Person liable with respect to the Guaranteed Obligations or (iii) against the Guarantors or any Guarantor Affiliate or other Person liable with respect to the Guaranteed Obligations under the terms hereof, that (x) the provisions of Section 1 hereof limiting the Guarantors’ liability to the Maximum Amount and the Guaranteed Percentage, (y) the provisions of Section 4 hereof or (z) any similar provisions of any other Limited Guaranty of any other Person with respect to the Guaranteed Obligations, are illegal, invalid or unenforceable in whole or in part, the obligations of the Guarantors under this Limited Guaranty shall terminate automatically and shall thereupon be null and void, and upon such termination, none of the Guarantors or any Guarantor Affiliate shall have any liability or obligation to the Company or any of its Affiliates in respect of this Limited Guaranty, the Merger Agreement or the transactions contemplated hereby and thereby.

7.    Continuing Guaranty. Unless terminated pursuant to the provisions of Section 6 hereof, this Limited Guaranty is a continuing one and shall remain in full force and effect until the indefeasible payment and satisfaction in full of the Guaranteed Percentage of the Guaranteed Obligations by the Guarantors or on their behalf, shall be binding upon the Guarantors, their successors and assigns, and shall inure to the benefit of, and be enforceable by, the Company and its respective successors, transferees and assigns. All obligations to which this Limited Guaranty applies or may apply under the terms hereof shall be conclusively presumed to have been created in reliance hereon. Notwithstanding anything to the contrary contained in this Guaranty, the Company hereby agrees that to the extent Parent and Sub are relieved of any of their representations, warranties, covenants or agreements contained in the Merger Agreement so as to render Section 9.2 of the Merger Agreement inapplicable, or Parent is relieved of its payment obligations under Section 7.5(c) in respect of the Parent Termination Fee, the Guarantors shall be similarly relieved of their Guaranteed Obligations under this Guaranty.

8.    Release. By its acceptance of this Limited Guaranty, the Company hereby covenants and agrees that neither the Company nor any of its Subsidiaries or Affiliates, and the Company agrees to the maximum extent permitted by law, none of its officers, directors, security holders or representatives, has or shall have any right of recovery under or in connection with the Merger Agreement, or the transactions contemplated thereby (including a claim to enforce the amended & restated equity funding letter dated as of the date hereof from the Guarantors to Parent (the “Equity Funding Letter”)) or otherwise relating thereto, and to the extent that it has or obtains any such right it, to the maximum extent permitted by law, hereby waives (on its own behalf and on behalf of each of the aforementioned persons) each and every such right against, and hereby releases, the Guarantors and each of the Affiliates of the Guarantors from and with respect to any claim, known or unknown, now existing or hereafter arising, in connection with any transaction contemplated by or otherwise relating to the Merger Agreement or the transactions contemplated thereby (including a claim to enforce the Equity Funding Letter), whether by or through attempted piercing of the corporate (or limited liability company or partnership) veil, by or through a claim by or on behalf of Parent or Sub or any other Person against any other Affiliate of any of the Guarantors, or otherwise under any theory of law or equity, other than claims against the Guarantors pursuant to this Limited Guaranty. The Company hereby covenants and agrees that it shall not institute, directly or indirectly, and shall cause its Affiliates not to institute, any proceeding or bring any other claim arising under, or in connection with, the Merger Agreement or the transactions contemplated thereby or otherwise relating thereto, against any of the Guarantors or any Affiliate of the Guarantors, except claims against the Guarantors under this Limited Guaranty.

9.    Entire Agreement. This Limited Guaranty constitutes the entire agreement with respect to the subject matter hereof and supersedes any and all prior discussions, negotiations, proposals, undertakings, understandings and agreements, whether written or oral, among Parent,

Sub and the Guarantors or any of their respective Affiliates on the one hand, and the Company or any of its Affiliates on the other hand, except for the Merger Agreement.

10.    Amendments and Waivers. No amendment or waiver of any provision of this Limited Guaranty will be valid and binding unless it is in writing and signed, in the case of an amendment, by the Guarantors and the Company, or in the case of waiver, by the party against whom the waiver is to be effective. No waiver by any party of any breach or violation of, or default under, this Limited Guaranty, whether intentional or not, will be deemed to extend to any prior or subsequent breach, violation or default hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. No delay or omission on the part of any party in exercising any right, power or remedy under this Limited Guaranty will operate as a waiver thereof.

11.    Counterparts. This Limited Guaranty may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. This Limited Guaranty will become effective when duly executed by each party hereto.

12.    Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed, so long as a copy is sent the same day by overnight courier) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

(a)    If to the Guarantors to:

Madison Dearborn Partners V-A, L.P.

Three First National Plaza, Ste. 3800

Chicago, Illinois 60602

Attention: Benjamin D. Chereskin

Facsimile: (312) 895-1311

Madison Dearborn Partners V-C, L.P.

Three First National Plaza, Ste. 3800

Chicago, Illinois 60602

Attention: Benjamin D. Chereskin

Facsimile: (312) 895-1311

Madison Dearborn Partners V Executive-A, L.P.

Three First National Plaza, Ste. 3800

Chicago, Illinois 60602

Attention: Benjamin D. Chereskin

Facsimile: (312) 895-1311

with a copy to (which shall not constitute notice):

Kirkland & Ellis LLP

200 East Randolph Drive

Chicago, Illinois 60601

Attention:	Edward T. Swan, P.C.
Michael D. Paley
Facsimile:	(312) 861-2200

(b)    if to the Company, to:

CDW Corporation

200 N. Milwaukee Ave.

Vernon Hills, Illinois 60061

Facsimile: (847) 968-0336

Attn: John A. Edwardson

with copies to (which shall not constitute notice):

CDW Corporation

200 N. Milwaukee Avenue

Vernon Hills, Illinois 60061

Facsimile: (847) 968-0303

Attn: Christine A. Leahy

and

Sidley Austin LLP

One South Dearborn Street

Chicago, Illinois 60603

Attn: Thomas A. Cole and Dennis V. Osimitz

Facsimile: (312) 853-7036

13.    Governing Law. This Limited Guaranty, the rights of the parties and all actions arising in whole or part under or in connection herewith, shall be governed by and construed in accordance with the laws of the State of Illinois, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

14.    Jurisdiction; Venue; Waiver of Service of Process.

(a)    Jurisdiction. Each party to this Limited Guaranty, by its execution hereof, (i) hereby irrevocably submits to the exclusive jurisdiction of the state courts of the State of Illinois or the United States District Court for the Northern District of Illinois for the purpose of any action between the parties arising in whole or in part under or in connection with this Limited Guaranty, (ii) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, by way of motion, as a defense or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that any such action brought in one of the above-named courts should be dismissed on grounds of forum non conveniens, should be transferred or removed to any court other than one of the above-named courts, or should be stayed by reason of the pendency of some other proceeding in any other court other than one of the above-named courts, or that this Limited Guaranty or the subject matter hereof may not be enforced in or by such court and (iii) hereby agrees not to commence any such action other than before one of the above-named courts. Notwithstanding the previous sentence, a party may commence any action in a court other than the above-named courts solely for the purpose of enforcing an order or judgment issued by one of the above-named courts.

(b)    Venue. Each party agrees that for any action between the parties arising in whole or in part under or in connection with this Limited Guaranty, such party will bring actions only in the State of Illinois. Each party further waives any claim and will not assert that venue should properly lie in any other location within the selected jurisdiction.

(c)    Service of Process. Each party hereby (i) consents to service of process in any action between the parties arising in whole or in part under or in connection with this Limited Guaranty in any manner permitted by Illinois Law, (ii) agrees that service of process made in accordance with clause (i) or made by registered or certified mail, return receipt requested, at its address specified pursuant to Section 11, will constitute good and valid service of process in any such action and (iii) waives and agrees not to assert (by way of motion, as a defense, or otherwise) in any such action any claim that service of process made in accordance with clause (i) or (ii) does not constitute good and valid service of process.

15.    Waiver of Jury Trial. TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE PARTIES HEREBY WAIVE, AND COVENANT THAT THEY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE), ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH THIS LIMITED GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THE PARTIES AGREE THAT ANY OF THEM MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE PARTIES IRREVOCABLY TO WAIVE ITS RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN THEM RELATING TO THIS LIMITED GUARANTY OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY.

16.    Representations and Warranties. Each Guarantor hereby represents and warrants to the Company with respect to itself that (a) it has all power and authority to execute, deliver and perform this Limited Guaranty; (b) the execution, delivery and performance of this Limited Guaranty by such Guarantor has been duly and validly authorized and approved by all necessary company action, and no other proceedings or actions on the part of such Guarantor are necessary therefor; (c) this Limited Guaranty has been duly and validly executed and delivered by it and constitutes a valid and legally binding obligation of it, enforceable against such Guarantor in accordance with its terms; (d) the execution, delivery and performance by such Guarantor of this Limited Guaranty do not and will not (i) violate the organizational documents of the Guarantor, (ii) violate any applicable law or judgment binding on such Guarantor or its assets or (iii) result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any benefit under, any contract or agreement to which such Guarantor is a party; and (e) such Guarantor has the financial capacity to pay and perform its obligations under this Limited

Guaranty, and all funds necessary for such Guarantor to fulfill its Guaranteed Percentage of the Guaranteed Obligations under this Limited Guaranty shall be available to such Guarantor for so long as this Limited Guaranty shall remain in effect in accordance with Section 7 hereof.

17.    No Assignment. Neither the Guarantors nor the Company may assign their rights, interests or obligations hereunder to any other Person (except by operation of law) without the prior written consent of the Company (in the case of an assignment by any Guarantor) or the Guarantors (in the case of an assignment by the Company).

18.    Severability. Any term or provision of this Limited Guaranty that is invalid or unenforceable in any situation in any jurisdiction will not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction; provided, however, that this Limited Guaranty may not be enforced without giving effect to the limitation of the amount payable hereunder to the Guaranteed Percentage and Maximum Amount provided in Section 1 hereof and to the provisions of Sections 2(v), 4, 5 and 8 hereof. No party hereto shall assert, and each party shall cause its respective Affiliates not to assert, that this Limited Guaranty or any part hereof is invalid, illegal or unenforceable.

19.    Headings. The headings contained in this Limited Guaranty are for convenience purposes only and will not in any way affect the meaning or interpretation hereof.

20.    Several Liability. Notwithstanding anything to the contrary contained in this Limited Guaranty, the liability of each Guarantor hereunder shall be several, not joint and several, based upon its respective Pro Rata Percentage, and no Guarantor shall be liable for any amounts hereunder in excess of its Pro Rata Percentage of the Maximum Amount. The “Pro Rata Percentages” of each Guarantor under this Limited Guaranty are as set forth below:

Madison Dearborn Capital Partners V-A, L.P.	78.3957%
Madison Dearborn Capital Partners V-C, L.P.	20.8011%
Madison Dearborn Capital Partners V Executive-A, L.P.	0.8032%

100.0000%

*  *  *  *  *

IN WITNESS WHEREOF, the undersigned have executed and delivered this Limited Guaranty as of the date first written above.

MADISON DEARBORN CAPITAL PARTNERS V-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Benjamin D. Chereskin
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V-C, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Benjamin D. Chereskin
Its:	Managing Director

MADISON DEARBORN CAPITAL PARTNERS V EXECUTIVE-A, L.P.

By:	Madison Dearborn Partners V-A&C, L.P.
Its:	General Partner

By:	Madison Dearborn Partners, LLC
Its:	General Partner

By:	/s/ Benjamin D. Chereskin
Its:	Managing Director

Signature Page to Amended & Restated Limited Guaranty

CDW CORPORATION

By:	/s/ John A. Edwardson

Name:	John A. Edwardson
Title:	Chairman and Chief Executive Officer

Signature Page to Amended & Restated Limited Guaranty